Exhibit 10.25

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of March 10, 2022, by and between Homology Medicines, Inc., a Delaware corporation (the “Assignor”), and Roadrunner Solutions LLC, a Delaware limited liability company (the “Assignee”). The Assignor and the Assignee are each referred to herein as a “Party” and collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings given to them in that certain Equity Securities Purchase Agreement, dated as of January 28, 2022 (the “Purchase Agreement”), by and among the Assignor, the Assignee, Oxford Biomedica (US), Inc., a Delaware corporation (“Purchaser”), and Oxford Biomedica plc, a public company organized under the laws of England and Wales.

RECITALS

WHEREAS, as of the date hereof, the Assignor is engaged, in part, in the business of manufacturing of adeno-associated virus vectors for use in gene therapy or gene editing products (the “Business”);

WHEREAS, the Assignor conducts the Business primarily at a certain facility located at One Patriots Park, Bedford, Massachusetts 01730 (the “Facility”), which the Assignor leases pursuant to the Facility Lease;

WHEREAS, prior to the Closing, (a) the Assignor will assign and transfer to the Assignee the Transferred Assets (as defined below), and the Assignee will assume from the Assignor, and agrees to pay, perform and discharge when due, the Transferred Liabilities (as defined below) and (b) in exchange therefor, the Assignee will issue to the Assignor 175,000 of the Assignee’s units of limited liability company interest (the “Units,” and the transactions described in this Recital, the “Contribution”);

WHEREAS, in connection with the Contribution, and at the Closing, the Assignor and the Assignee will enter into (a) a license and patent management agreement (the “License and Patent Management Agreement”), pursuant to which the Assignee will grant licenses under certain intellectual property to the Assignor and the Assignor and the Assignee will cooperate in the management of the Transferred Patents, (b) a manufacturing and supply agreement (the “Supply Agreement”), pursuant to which the Assignee will manufacture and supply Products (as defined in the Supply Agreement) to the Assignor, (c) a transitional services agreement (the “Transitional Services Agreement”), pursuant to which (i) the Assignor will perform certain Services (as defined in the Transitional Services Agreement) and (ii) the Assignee will perform certain services for the benefit of the Assignor, (d) a lease assignment, pursuant to which the Assignor will assign all of its right, title and interest in, to and under the Facility Lease to the Assignee, (e) a sublease agreement, pursuant to which the Assignee will sublease certain premises of the Facility to the Assignor as further described therein, (f) an employee matters agreement, pursuant to which the Parties will agree to allocate certain liabilities and obligations relating to employees associated with the Business, (g) a patent assignment agreement, evidencing the recorded transfer of certain Patent rights from the Assignor to the Assignee as set forth therein, and (h) a quality agreement, pursuant to which the Assignee will comply with certain quality requirements in connection with the manufacturing activities to be performed under the Supply Agreement; and

WHEREAS, at the Closing, the Assignee, Purchaser and the Assignor will enter into an amended and restated limited liability company agreement of the Assignee, which shall, among other things, set forth ongoing rights and obligations of the parties thereto with respect to the governance of the Assignee.

DOCPROPERTY iManageFooter \* MERGEFORMAT NY: 1338582v27

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

CONTRIBUTION AND ASSIGNMENT
I.1
Assignment and Assumption of Transferred Assets.
(a)
Subject to the provisions of this Agreement, the Assignee shall accept from the Assignor, and the Assignor shall assign, transfer and convey to the Assignee, all of the Assignor’s rights, title and interests of any kind in and to the Transferred Assets as of the Effective Time. “Transferred Assets” means, collectively, all assets of the Assignor primarily used or held for use in the Business (other than the Excluded Assets (as defined below)), and shall include, but not be limited to:
(i)
all Inventory of the Assignor or its Affiliates on the Closing Date that is used or held for use solely in the Business, including Inventory of GMP and product and process development raw materials and other laboratory materials (excluding, for the avoidance of doubt, product and process development raw materials and other laboratory materials primarily used or held for use by the Assignor for the research, development or manufacturing of any AAVHSC vectors controlled by the Assignor immediately prior to the Closing but that are not necessary or useful for manufacturing other AAV vectors), including that which is listed on Schedule 1 hereto under the section titled “Inventory”;
(ii)
the Facility Lease and any subleaseholds and other interests of the Assignor and its Affiliates in real property relating to the Business, as set forth on Schedule 1 hereto under the section titled “Lease,” in each case, together with the right, title and interest in and to all buildings, improvements and fixtures thereon and all other appurtenances thereto;
(iii)
all fixtures, machinery, equipment, furniture, office equipment, communications equipment, computers, electronic data process equipment, tangible tools, spare and replacement parts and other tangible person property primarily relating to the Business, including any equipment or machinery used in the event of an unexpected disruption of operations, including those as set forth on Schedule 1 hereto under the section titled “Fixed Assets” (collectively, “Personal Property”);
(iv)
all rights to Intellectual Property, including Know-How and Trade Secrets, but excluding Patents, that are necessary or useful for manufacturing or testing AAV vectors or performing manufacturing process development therefor, including those as set forth on Schedule 1 hereto under the section titled “Intellectual Property”;
(v)
an undivided one-half interest in Assignor’s entire right, title and interest in and to all pending Patent applications as set forth on Schedule 1 hereto under the section titled “Intellectual Property” (“Transferred Patents”), the management of which shall be set forth under the License and Patent Management Agreement;
(vi)
all software primarily used or held for use in the Business by the Assignor or any of its Affiliates that is owned by the Assignor or any of its Affiliates and integrated with (A) the equipment listed in Section I.A(a)(iii) or (B) the Facility;
(vii)
all Contracts, leases or subleases of Personal Property, leases or subleases of real property in which the Assignor or any of its Affiliates is the lessor or sublessor, licenses, agreements, purchase orders, statements of work and other legally binding arrangements, whether written or oral, to which the Assignor or any of its Affiliates is a party or by which any other Transferred Asset is bound that, in each case, relate primarily to the Business, including those as set forth on Schedule 1 hereto under the section titled “Agreements”;
(viii)
all rights, claims and credits, including all guarantees, warranties, indemnities and similar rights, in favor of the Assignor or any of its Affiliates, to the extent relating primarily to the Business, any Transferred Asset or any Transferred Liability;
(ix)
all rights to causes of action, lawsuits, judgments, claims and demands primarily relating to the Business or the Transferred Assets;
(x)
all books, records, files, documentation, correspondence (including e-mail), lists, research and other materials primarily relating to the Business or the Transferred Assets, including, but not limited to, standard operating procedures, quality system records and forms, analytical test methods, validation protocols and reports, master batch records, risk management reports, audit reports, training materials, engineering documents (including specifications and drawings), hygiene and safety consulting documents, process development documents, manuals, third party customer and supplier correspondence, records necessary to exhibit compliance with good manufacturing practice requirements, materials submitted to the relevant Governmental Authority for the granting and maintenance of Permits, Environmental Permits and all other documents, books, papers and records (in all cases, in any form or medium) of the Assignor or any of its Affiliates, including those as set forth on Schedule 1 hereto under the section titled “Books and Records”;
(xi)
all certificates, licenses, Permits, authorizations, concessions, registrations, franchises, consents and approvals from Governmental Authorities, including the Environmental Permits, of the Assignor or any of its Affiliates that are primarily used or held for use in the Business or are necessary for the maintenance and operation of the Facility, including those as set forth on Schedule 1 hereto under the section titled “Governmental Approvals”; and
(i)
all prepaid expenses and deposits to the extent arising primarily out of, or primarily relating to, the operation of the Business.

For the avoidance of doubt, to the extent any of the foregoing assets in clause (x) above embodies the Assignor’s Intellectual Property that (1) does not constitute Transferred Assets or (2) constitutes Excluded Assets, the transfer of assets in accordance with this Section 1.1 shall not operate to transfer or assign, and as between the Parties, the Assignor shall retain sole ownership of, such Intellectual Property.

(c)
“Excluded Assets” means, collectively, those assets set out on Schedule 2 hereto.
I.2
Assumption of Transferred Liabilities; Excluded Liabilities. Effective as of the Effective Time, the Assignee shall assume and hereby agrees to pay, perform, discharge when due and be liable for all of the Assignor’s duties, obligations, liabilities, interests and commitments of any kind under, arising out of or relating to the Transferred Assets, but only to the extent that such duties, obligations, liabilities, interests and commitments relate to any duties, obligations, liabilities, interests and commitments whose benefits accrue to the Assignee from and after the Effective Time and are not attributable to any breach, default or violation on or prior to the Effective Time (collectively, the “Transferred Liabilities”). For the avoidance of doubt, Transferred Liabilities (i) will not include any accounts payable existing at the Effective Time, but, subject to the following sentence, (ii) will include amounts for which the Assignee may be obligated pursuant to the Contracts or accounts payable listed on Schedule 1 hereto under the section titled “Agreements” or Contracts entered into by the Company pursuant to Section 5.6(a) of the Purchase Agreement, provided that the goods or services associated with such Contracts or accounts payable are delivered to, or performed for, the Assignee following the Effective Time. Other than the Transferred Liabilities, the Assignee shall not, by virtue of this Agreement, assume any liabilities or obligations of the Assignor or its Affiliates of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (individually an “Excluded Liability” and collectively the “Excluded Liabilities”). For purposes of Section 8.2 of the Purchase Agreement, “Excluded Liability” shall have the meaning set forth herein.
I.3
Consideration. As consideration for the Contribution, the Assignee agrees to issue to the Assignor the Units.
I.4
Closing Date. The closing of the Contribution shall take place remotely (by e-mail, teleconference or videoconference and wire transfer, as applicable), immediately prior to the consummation of the Closing. The time at which the closing of the Contribution occurs is referred to herein as the “Effective Time.”
I.5
Effective Time Deliveries.
(a)
At the Effective Time, the Assignor shall deliver, or cause to be delivered, to the Assignee:
(i)
a bill of sale, in form and substance reasonably satisfactory to Purchaser, transferring the Transferred Assets to the Assignee, duly executed by an authorized officer of the Assignor;
(ii)
an assignment and assumption agreement, in form and substance reasonably satisfactory to Purchaser, effecting the assignment to the Assignee of the Transferred Assets and the assumption by the Assignee of the Transferred Liabilities, duly executed by an authorized officer of the Assignor;
(iii)
an intellectual property assignment agreement, in form and substance reasonably satisfactory to Purchaser, transferring an undivided one-half interest in the Assignor’s entire right, title, and interest in and to the Transferred Patents, duly executed by an authorized officer of the Assignor; and
(iv)
all other documents, commitments and rights evidencing the Contribution, with such assignments thereof and consents to assignments as are necessary to assure the Assignee of the full benefit of the same (subject to the terms of the Purchase Agreement).
(b)
At the Effective Time, the Assignee shall deliver, or cause to be delivered, to the Assignor:
(v)
a certificate or certificates in the name of the Assignor representing the Units (or such other documents evidencing the Units as the Assignee and the Assignor may mutually agree); and
(vi)
a counterpart of each of the agreements, instruments or documents referenced in Sections 1.5(a)(i), 1.5(a)(ii) and 1.5(a)(iii), duly executed by an authorized officer of the Assignee.
I.6
Accounts Receivable. The Parties agree that to the extent payments are received after the Effective Time by the Assignor with respect to any Transferred Assets, the Assignor shall promptly pay or cause to be paid over such amounts to the Assignee. The Parties further agree that to the extent payments are received after the Effective Time by the Assignee with respect to any Excluded Assets, the Assignee shall promptly pay or cause to be paid over such amounts to the Assignor. Any payment pursuant to this

Section 1.6 shall be made in the same currency as the funds received by either the Assignor or the Assignee, as the case may be, unless otherwise agreed by the Parties.
I.7
Accounts Payable. The Assignee shall be liable for the payment of any Transferred Liability, and the Assignor shall be liable for the payment of any Excluded Liability.
I.8
Adjustments and Prorations. The Parties agree to prorate rent, utilities, real estate taxes and other income and operating expenses of the Transferred Assets, if any, in accordance with this Section 1.8. The Assignor shall be deemed to own or have leasehold title to the Transferred Assets for the entire day upon which the Closing occurs. Each proration will be calculated by multiplying the amount of the expense by a fraction, the numerator of which is the number of calendar days from the beginning of the payment period for such expense through the Closing Date and the denominator of which is the number of calendar days in the entire payment period for such expense.
I.9
Insurance. The Assignor agrees that with respect to acts, omissions, events or circumstances related to the Business, the Transferred Assets or the Transferred Liabilities that occurred or existed prior to the Closing and that are covered by third party occurrence-based insurance policies under which the Assignor is insured on or prior to the Closing (the “Applicable Policies”), the Assignee may, to the extent permitted under such Applicable Policies, request that the Assignor make claims under such Applicable Policies subject to the terms and conditions of such Applicable Policies and this Agreement; provided that the Assignee shall bear, and the Assignor shall not have any obligation to repay or reimburse the Assignee for, the amount of any deductibles, self-insured retentions or other expenses incurred in connection therewith associated with claims under such Applicable Policies. The Parties shall cooperate with each other with respect to claims made by the Assignor in connection with such claims requested by the Assignee under such Applicable Policies.
I.10
Cooperation; Further Actions.
(a)
Following the Effective Time, the Parties shall use commercially reasonable efforts (except to the extent a higher standard is provided for herein, in which case, the applicable Party shall use efforts that meet such higher standard) to take, or cause to be taken, all such actions, to execute and deliver, or cause to be executed and delivered, all such additional agreements, instruments and other documents, to make, or cause to be made, all filings and to do, or cause to be done, all such other things as are necessary, proper or advisable, or otherwise reasonably requested by any other Party, in order to enable each Party to perform its obligations under this Agreement, to consummate the transactions contemplated by this Agreement and otherwise to carry out the intent and purposes of this Agreement. In furtherance of the foregoing, the Parties agree that if, after the Effective Time, a Party receives or otherwise holds assets, properties or rights which by the terms hereof were provided to be assigned and transferred to, or retained by, the other Party, then such Party, at its expense, shall promptly use commercially reasonable efforts to assign and transfer, or cause to be assigned and transferred, such assets, properties and rights to the other Party. The Parties agree that, until such assignment or transfer is consummated, the assigning or transferring Party will hold such assets, properties and rights as trustee of the assignee or transferee Party and all benefits (including income) and detriments (including risk of loss) of such assets, properties and rights shall be for the account of the intended owner.
(c)
Notwithstanding anything herein to the contrary, nothing in this Agreement shall constitute, or obligate the Assignor to effect, any assignment, lease, license, transfer or conveyance of any Transferred Asset to the extent that, in the absence of any consent, approval, waiver or authorization of any Person other than the Parties, which consent, approval, waiver or authorization has not been obtained prior to the Effective Time, such assignment, lease, license, transfer or conveyance would constitute a breach or other contravention of the rights of such Person or would contravene or be prohibited by any applicable

Law. Following the Effective Time, any Transferred Asset which by the terms hereof (without regard to the immediately preceding sentence) was provided to be assigned or transferred at the Effective Time but was not so assigned or transferred as a result of the immediately preceding sentence shall be deemed automatically assigned or transferred, as applicable, hereunder if and when such assignment or transfer would not constitute a breach or other contravention of the rights of any Person other than the Parties (as a result of the receipt of the requisite consent, approval, waiver or authorization or otherwise) or contravene or be prohibited by any applicable Law, as applicable.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF the Assignee

As an inducement to the Assignor to enter into and perform this Agreement, the Assignee hereby makes the following representations, warranties and covenants to the Assignor as of the date hereof and as of the Effective Time:

II.1
Organization and Authorization.
(a)
The Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Assignee has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and perform its other obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company or other action of the Assignee. This Agreement has been duly and validly executed and delivered by the Assignee, and the documents that are contemplated by the terms hereof to be executed and delivered after the date hereof will be duly and validly executed and delivered by the Assignee on or before the respective dates on which such documents are so contemplated to be executed and delivered. This Agreement constitutes a valid and legally binding obligation of the Assignee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Assignee has made available to Purchaser or its advisors true and complete copies of the Assignee’s organizational documents.
(b)
The Assignee has all requisite limited liability company power and authority to own the Transferred Assets and to carry on the Business immediately following the Closing as such Business is currently conducted.
(c)
The Assignee is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the character of its property, or the nature of the activities conducted by it, makes such license or qualification necessary, except where the failure to be so licensed or qualified has not had and would not reasonably be expected to be material to the Assignee.
II.2
Non-Contravention. The execution, delivery and performance of this Agreement by the Assignee, and the consummation by the Assignee of the transactions contemplated hereby, and compliance with the terms and provisions hereof, do not and will not: (a) violate, conflict with, result in a breach of any provision of, or constitute a default (with or without notice, lapse of time or both) under, any provision of the Assignee’s governing documents; (b) violate, conflict with, result in the breach of, constitute a default (with or without notice, lapse of time or both) under, give rise to any right to change in terms or acceleration, modification, cancelation or termination (as distinct from any right to terminate, modify or cancel at will without cause pursuant to the terms thereof) of any material right or obligation of the Assignee under, or require any notice, consent, approval, authorization, waiver or action or filing pursuant to, any agreement, obligation or other instrument to which the Assignee is a party or by which the Assignee or any of its properties or assets, including the Transferred Assets, are bound, or cause the creation of any Lien (other than Permitted Liens and Liens arising from acts of Purchaser or any of its Affiliates other than the Closing of the transactions contemplated under the Purchase Agreement) upon any of the assets of the Assignee;

(c) violate, conflict with or result in a breach or default (whether after the giving of notice, lapse of time or both) under, any provision of any Laws applicable to the Assignee or any of its properties or assets, including the Transferred Assets; (d) require the Assignee give any notice to, or make any declaration or filing with, or obtain any consent, waiver or approval of, any Governmental Authority or other Person other than pursuant to applicable securities Laws or the rules or regulations of any applicable securities exchange or listing authority; or (e) accelerate any obligation under, or give rise to a right of termination of, any permit, license or authorization issued by any Governmental Authority that is applicable to the Assignee or any of its assets, except, in the case of the foregoing clauses (b) through (e), as would not, individually or in the aggregate, reasonably be expected to be material to the Business or the Assignee.
II.3
Fees and Expenses. Neither the Assignee nor any of its Affiliates has made any arrangements or taken any other action that has resulted in, or that would result in, the Assignee being or becoming liable for any fees or expenses payable to a third party in connection with the transactions contemplated by this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

As an inducement to the Assignee to enter into and perform this Agreement, the Assignor hereby makes the following representations and warranties to the Assignee as of the date hereof and as of the Effective Time:

III.1
Organization and Authorization. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Assignor has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and perform its other obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action of the Assignor. This Agreement has been duly and validly executed and delivered by the Assignor. This Agreement constitutes a valid and legally binding obligation of the Assignor, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
III.2
Title. The Assignor has good and valid title, free and clear of all Liens (other than Permitted Liens), to, or a valid leasehold interest in, or a valid license or other right to use, all of the real or tangible property included in the Transferred Assets. Upon the consummation of the Contribution, good and valid title, free and clear of all Liens (other than Permitted Liens), to, or a valid leasehold interest in, or a valid license or other right to use, all of the real or tangible property included in the Transferred Assets shall pass to the Assignee.
III.3
Non-Contravention. The execution, delivery and performance of this Agreement by the Assignor, and the consummation by the Assignor of the transactions contemplated hereby, and compliance with the terms and provisions hereof, do not and will not: (a) violate, conflict with, result in a breach of any provision of, or constitute a default (with or without notice, lapse of time or both) under, any provision of the Assignor’s governing documents; (b) violate, conflict with, result in the breach of, constitute a default (with or without notice, lapse of time or both) under, give rise to any right to change in terms or acceleration, modification, cancelation or termination (as distinct from any right to terminate, modify or cancel at will without cause pursuant to the terms thereof) of any material right or obligation of the Assignor under, or require any notice, consent, approval, authorization, waiver or action or filing pursuant to, any agreement, obligation or other instrument to which the Assignor is a party or by which the Assignor or any of its properties or assets, including the Transferred Assets, are bound, or cause the creation of any Lien (other than Permitted Liens and Liens arising from acts of Purchaser or any of its Affiliates other than the Closing of the transactions contemplated under the Purchase Agreement) upon any of the material assets of the

Assignor; (c) violate, conflict with or result in a breach or default (whether after the giving of notice, lapse of time or both) under, any provision of any Laws applicable to the Assignor or any of its properties or assets, including the Transferred Assets; (d) require the Assignor to give any notice to, or make any declaration or filing with, or obtain any consent, waiver or approval of, any Governmental Authority or other Person other than pursuant to applicable securities Laws or the rules or regulations of any applicable securities exchange or listing authority; or (e) accelerate any obligation under, or give rise to a right of termination of, any permit, license or authorization issued by any Governmental Authority that is applicable to the Assignor or any of its assets, except, in the case of the foregoing (b) through (e), as would not, individually or in the aggregate, reasonably be expected to be material to the Assignee or the Business.
III.4
Fees and Expenses. Neither the Assignor nor any of its Affiliates has made any arrangements or taken any other action that has resulted in, or that would result in, Purchaser or the Assignee being or becoming liable for any finder’s, broker’s, agent’s or advisor’s fee or commission or like payment payable to a third party in connection with the transactions contemplated by this Agreement or any other Transaction Document.
ARTICLE IV

MISCELLANEOUS
IV.1
Tax Treatment. The Assignor and the Assignee intend to treat the Assignee from the date of its formation until the end of the day when the Effective Time occurs as an entity that is disregarded as separate from the Assignor for United States federal income tax purposes, and any applicable state and local income and similar tax purposes, and will file all tax returns accordingly, unless otherwise required as a result of a determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.
IV.2
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.
IV.3
Governing Law; Venue.
(a)
This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby (whether based on contract, tort, equity or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws (whether of the State of Delaware or of any other jurisdiction) to the extent such principles or rules would require or permit the application of Laws of a jurisdiction other than the State of Delaware.
(b)
Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 4.3.
IV.4
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO OTHER PARTY OR REPRESENTATIVE THEREOF OR OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.
IV.5
Interpretation. For purposes of this Agreement, the following rules of interpretation apply:
(a)
Descriptive Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
(b)
Calculation of Time Period. Except as otherwise provided herein, when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If any period is to be measured in Business Days and the last day of such period is not a Business Day, the period in question ends on the next succeeding Business Day.
(c)
Currency; Financial Terms. Any reference in this Agreement to “$” means U.S. dollars. Financial terms used herein shall have the meanings given to such terms under GAAP unless otherwise specified herein.
(d)
Section and Similar References. Unless the context otherwise requires, all references in this Agreement to any “Annex,” “Section,” “Schedule” or “Exhibit” are to the corresponding Annex, Section, Schedule or Exhibit of this Agreement.
(e)
References to Contracts and Laws. References herein to any Contract or other document shall be deemed to be references to such Contract or other document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on amendment, restatement, supplementation or modification thereof set forth therein). References herein to any statute, rule or regulation shall be deemed to be references to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder.
(f)
Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and have been represented by their own legal counsel in connection with the transactions contemplated hereby, with the opportunity to seek advice as to their legal rights from such legal counsel. In the event that any ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by the Parties and no presumption of burden of proof is to arise favoring or disfavoring any Party by virtue of the authorship of any provision hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.
(g)
Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
(h)
Electronic Mail. The exchange of signature pages to this Agreement (in counterparts or otherwise) by electronic mail transmission, .pdf scan or other electronic transmission (including via www.docusign.com) shall be sufficient to bind the parties to the terms and conditions of this Agreement.
(i)
Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:
(vii)
Exhibits/Schedules/Annexes. The Exhibits, Schedules and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits, Schedules and Annexes attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The Assignor may, at its option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any capitalized terms used in any Exhibit, Schedule or Annex but not otherwise defined therein shall be defined as set forth in the Purchase Agreement. The inclusion of information in any Schedule will not be construed as an admission to any third party of any liability or obligation of the Assignor or the Assignee.
(viii)
Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number shall include the plural and vice versa.
(ix)
“License.” The word “license” (regardless of the tense when used as a verb or single or plural form when used as a noun) shall include the term “sublicense” (and its corresponding forms) and vice versa.
(x)
“Herein.” The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits, Schedules and Annexes to this Agreement) and not merely to a particular term or provision of this Agreement or subdivision in which such words appear unless the context otherwise requires.
(xi)
“Including”; “to the Extent.” The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”
(xii)
“Made Available.” The words “made available,” “furnished,” “delivered,” or words of similar import with respect to any item made available by the Assignor or the Assignee shall mean delivered or posted at least two (2) days prior to the date of this Agreement in the Data Room.
IV.6
Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs,

executors and administrators of the Parties. No Party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the Assignor (in the case of any proposed assignment, delegation or transfer by the Assignee) or the Assignee (in the case of any proposed assignment, delegation or transfer by the Assignor). Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than a Party any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
IV.7
Waivers. Any Party may (a) extend the time for the performance of the obligations or acts of any other Party to be performed hereunder, (b) waive any inaccuracy in any of the representations or warranties of any other Party that are contained in this Agreement or (c) waive compliance by any other Party with any of the agreements or conditions contained in this Agreement, but, in the case of each of the foregoing clauses (a) through (c), such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized, executed and delivered by the Party granting such extension or waiver. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
IV.8
Amendments. This Agreement may be amended, in whole or in part, only by an agreement in writing which makes reference to this Agreement and has been duly authorized, executed and delivered by each of the Parties. Any purported amendment of this Agreement effected in a manner that does not comply with the preceding sentence shall be void and of no effect.
IV.9
Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, and the Contribution (including the fees and expenses of its advisors, accountants and legal counsel) shall be paid by the Assignor.
IV.10
Entire Agreement. This Agreement (including the schedules and exhibits hereto and thereto) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matters hereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date above written.

HOMOLOGY MEDICINES, INC.

By: /s/ Arthur O. Tzianabos

Name: Arthur O. Tzianabos
Title: Chief Executive Officer

Roadrunner Solutions LLC

By: /s/ Tim Kelly

Name: Tim Kelly
Title: Chief Executive Officer

[Signature Page to Contribution Agreement]

SCHEDULE 1

TRANSFERRED ASSETS

SCHEDULE 2

EXCLUDED ASSETS